UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 298-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2021, Genpact Limited (the “Company”) announced that Mr. Michael Weiner, age 49, will become its new Chief Financial Officer, effective August 10, 2021.  Upon Mr. Weiner assuming the role of Chief Financial Officer of the Company, Mr. Edward Fitzpatrick will step down as Chief Financial Officer and take on the role of SVP and Senior Client Advisor, reporting to the CEO.  On July 16, 2021, the Company entered into an employment agreement (the “Agreement”) with Mr. Weiner, effective as of August 2, 2021, as more fully described below.

Mr. Weiner served from 2010 to 2021 as executive vice president, chief financial officer and treasurer of National General Holdings Corp., which was acquired by The Allstate Corporation in January 2021. Prior to that, he worked with Ally Financial’s GMAC Insurance unit, Cerberus Operations and Advisory Company, Citigroup, KPMG LLP, and Bankers Trust Company.  Mr. Weiner earned a Master of Business Administration from Hofstra University and a Bachelor’s degree in Business Administration from Adelphi University.  He is also a Chartered Financial Analyst.

There are no family relationships between Mr. Weiner and any director or executive officer of the Company, and there have been no transactions between Mr. Weiner and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Weiner

The Agreement, which is for an unspecified term, provides for an annual base salary of $600,000 and an annual performance bonus with a target of 100% of base salary, each of which is subject to review annually by the Board of Directors (the “Board”) of the Company and may be adjusted at the Board’s discretion from time to time.  Under the Agreement, Mr. Weiner is also eligible to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally and is entitled to severance benefits upon certain qualifying terminations of employment, as described in more detail below.  The Agreement provides that Mr. Weiner’s employment with the Company may be terminated at any time with or without cause.

Additionally, the Agreement provides for the following initial equity awards to be granted to Mr. Weiner on August 10, 2021:

Initial Option Grant

Mr. Weiner will be granted an option covering a number of Company common shares with a Black Scholes value (on the grant date) of $4,000,000 and an exercise price equal to the closing price of a Company common share on the grant date.  The option will vest and become exercisable with respect to 50% of the shares subject to the option three years from the date that Mr. Weiner commences employment with the Company (the “Effective Date”) and with respect to the remaining 50% of the shares subject to the option five years from the Effective Date, provided Mr. Weiner remains in employment or service with the Company through each such date.  The option is subject to accelerated vesting as described below upon a termination by the Company without “cause” or by Mr. Weiner for “good reason” (each as defined in the Agreement).  Upon Mr. Weiner’s termination of employment, the vested portion of the option will remain exercisable for a period of 90 days (6 months in the case of termination by reason of death or disability and as provided below) following the date of termination.

Initial Performance Share Grant

Mr. Weiner will also be granted a 2021 performance share award covering a target number of shares determined by dividing $1,000,000 by the closing price of a Company common share on the grant date.  The award will vest and convert into common shares based on the performance metrics and service requirements established by the compensation committee.  This performance share award is subject to accelerated vesting as described below upon a termination by the Company without “cause” or by Mr. Weiner for “good reason” (each as defined in the Agreement) and on a pro rata basis in the event of termination due to death or disability.

Initial RSU Grant

Mr. Weiner will also be granted a restricted share unit (“RSU”) award covering a number of common shares determined by dividing $2,000,000 by the closing price of a Company common share on the grant date.  The RSUs will vest in two equal successive annual installments upon completion of each year of service over the two-year period measured from the Effective Date.  The RSUs will be subject to accelerated vesting as described below upon a termination by the Company without “cause” or by Mr. Weiner for “good reason.”

 In the event Mr. Weiner is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the Agreement), he will be eligible to receive severance payments that consist of (a) an amount equal to 12 months of his base salary, payable in installments over the 12-month period following termination; (b) a lump sum payment in an amount equal to his pro-rated target bonus for the year of termination based on the period of employment in the year of termination; and (c) a lump-sum payment equal to the cost that would be payable by the Company, measured as of his termination date, of acquiring health benefits for the Mr. Weiner and his spouse and eligible dependents, as applicable, under the Company’s group health plan for 18 months following termination.

In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in the Company’s 2017 Omnibus Incentive Compensation Plan), each of Mr. Weiner’s then outstanding time-based options, time-based restricted share unit awards and performance share awards with respect to which the performance period has been completed prior to termination such that the award remains subject only to time-based vesting will vest on the termination date with respect to the number of shares that would have vested had the executive continued in service for a period of 12 months following the termination date (the “Additional Shares”).  All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).

In the event such termination occurs within 24 months following a change of control, each of Mr. Weiner’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the change of control (with respect to the number of shares then subject to the awards).  All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).

Payment of severance benefits pursuant to the Agreement is conditioned on Mr. Weiner executing a general release of all claims against the Company and its affiliates and continued compliance with various covenants in the Agreement prohibiting his engagement in competitive activities, solicitation of clients and employees, disclosure of confidential information and disparagement of the Company, subject to applicable law.

In addition, the Agreement includes an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by Mr. Weiner would be subject to an excise tax under Code Section 4999, he will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to him.

The foregoing summary is qualified in its entirety by the full texts of the Agreement, Form of Share Option Agreement, Form of PSU Award Agreement and Form of RSU Award Agreement, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Employment Agreement between the Company and Michael Weiner, dated July 16, 2021
Exhibit 10.2	Form of Share Option Agreement
Exhibit 10.3	Form of PSU Award Agreement
Exhibit 10.4	Form of RSU Award Agreement
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: July 22, 2021	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary